EXHIBIT 99.1

FOR INFORMATION CONTACT:
Kevin Nyland, Vice President, Investor Relations
210.302-0402
KEVIN.NYLAND@NEWCENTURYEQUITY.COM

David P. Tusa, Senior Vice President and Chief Financial Officer
210.302-0410
DAVID.TUSA@NEWCENTURYEQUITY.COM


May 16, 2001

                        NEW CENTURY EQUITY HOLDINGS CORP.
                      ANNOUNCES PRINCETON ECOM ACQUISITION
                       OF INTUIT'S QUICKEN(R) BILL MANAGER


                 TRANSACTION MOVES PRINCETON ECOM INTO FOREFRONT
                        OF ELECTRONIC BILLING AND PAYMENT

SAN ANTONIO, TX...New Century Equity Holdings Corp. (Nasdaq: NCEH) today announced that Princeton eCom ("Princeton"), the first company to present a bill online, has acquired Quicken(R) Bill Manager, Intuit's online bill presentment and payment service, in a long-term strategic relationship with Intuit in which it will process payments for customers utilizing the industry leading Quicken(R) personal financial management software.

"This transaction is not only a milestone event for Princeton eCom, but also a very significant event for the entire electronic bill presentment and payment industry. The transaction further moves Princeton into a proven leadership role in the EBPP arena. We applaud Princeton's management team on the efforts required to close the Intuit transaction." said Parris H. Holmes, Jr., Chairman of the Board and Chief Executive Officer of New Century Equity Holdings Corp.

The transaction encompasses the acquisition of Quicken(R) Bill Manager which will allow Princeton to provide electronic billing and payment services to consumers who currently receive and pay their bills through the Quicken.com website as well as Excite and Webcrawler. Princeton will also provide payment processing services later this year to Intuit's Quicken Desktop customers. The agreement also provides Princeton with the right to market electronic bill presentment and payment services using the Powered by Quicken(R) Bill Manager name, one of the most recognizable brand names in the personal financial management arena.

The transaction will allow Princeton to market the Quicken(R) Bill Manager "front end" capability to banks and other financial institutions or through the company's strategic online banking software partners. Princeton currently provides "back end" payment processing or "pay anyone" services to more than 950 banks, credit unions and other financial institutions.

Mr. Holmes added, "Since September of 1998, New Century Equity has played a key role in the development of Princeton as a leader in the electronic bill presentment and payment industry.

We recognized, early on, the value of Princeton's cutting-edge technology and the significant effect it would have on the industry. The Intuit deal further validates our belief in the long-term value of our investment in Princeton to New Century shareholders."

ABOUT NEW CENTURY EQUITY HOLDINGS CORP.
New Century Equity Holdings Corp. (Nasdaq: NCEH) is a holding company focused on high growth, technology-based companies and investments. The Company's holdings include its wholly owned operation, FIData, Inc., and its investments in CoreINTELLECT, Inc. and Princeton eCom Corporation. FIData (WWW.FIDATA.COM) provides instant online loan approval products and services to the financial services industry. New Century Equity Holdings Corp. (WWW.NEWCENTURYEQUITY.COM) is the lead investor in both CoreINTELLECT (WWW.COREINTELLECT.COM), a developer and marketer of Internet-based solutions that acquire, filter and disseminate business-critical knowledge and information, and Princeton eCom (WWW.PRINCETONECOM.COM), a leading application service provider for electronic and Internet bill presentment and payment solutions. New Century Equity Holdings Corp. is headquartered in San Antonio, Texas.

ABOUT PRINCETON ECOM

Princeton eCom, the first company to present a bill on the Internet, is a leading provider of electronic billing and payment services to more than 950 corporations, banks, financial institutions and payment partners including Ameritech, GMAC Mortgage, United Technologies, UPS Capital, Mellon Global Cash Management, Verizon Wireless, Cellular One, Corillian, S1, FiServ, and Jack Henry.

Through strategic alliances with banks, credit unions, home banking software providers, networks like MasterCard RPPS, and web portals, Princeton eCom has built a comprehensive bill distribution network.

Princeton eCom enables businesses to present their consumers' bills and their business invoices on the Internet and it provides consumers and businesses with the ability to access and pay those bills online, over the phone, or using a wireless digital device. It also provides electronic payment processing services to banks, credit unions, and other financial institutions. Princeton eCom's range of services includes electronic lockbox, electronic collection, and electronic credit card balance transfer services as well as customer care and customer service programs.

Princeton eCom is a privately held company. Major investors include New Century Equity Holdings Corp. (NASDAQ: NCEH), Mellon Ventures, the private equity partnership of Mellon Financial Corporation (NYSE: MEL), SG Capital Partners LLC, the U.S. merchant banking affiliate of Societe Generale, Bottomline Technologies, Terra Lycos Ventures L.P., a venture capital fund affiliated with Terra Lycos, Inc. (NASDAQ: TRLY), and BT Investment Partners, Inc.

CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING" STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). BECAUSE SUCH STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Intuit, Quicken, QuickBooks, QuickBooks Pro, TurboTax and ProSeries, among others, are registered trademarks and/or registered service marks of Intuit Inc. Quicken.com and QuickBooks.com, among others, are trademarks and/or service marks of Intuit, Inc.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Princeton eCom Corp.:

We have audited the accompanying balance sheets of Venture Finance Software Corp. (a Delaware corporation in the development stage which became a wholly-owned subsidiary of Intuit Inc. on August 30, 2000) as of July 31, 1999 and 2000, and the related statements of operations, stockholders'equity and cash flows for the years then ended and for the period from inception (February 9, 1998) to July 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Venture Finance Software Corp. as of July 31, 1999 and 2000, and the results of its operations and its cash flows for the years then ended and for the period from inception (February 9, 1998) to July 31, 2000 in conformity with accounting principles generally accepted in the United States.



Philadelphia, Pennsylvania
July 18, 2001

                        VENTURE FINANCE SOFTWARE CORP.
                        (A DEVELOPMENT-STAGE COMPANY WHICH BECAME A WHOLLY-OWNED SUBSIDIARY OF INTUIT INC. ON AUGUST 30, 2000)


                        TABLE OF CONTENTS



                        BALANCE SHEETS
                          As of July 31, 1999 and 2000 and April 30, 2001 (unaudited)...........................1

                        STATEMENTS OF OPERATIONS
                          For the years ended July 31, 1999 and 2000, the nine months ended
                          April 30, 2001 (unaudited), the period from inception (February 9,
                          1998) to July 31, 2000, and the period from inception (February 9,
                          1998) to April 30, 2001 (unaudited)...................................................2

                        STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                          For the period from inception (February 9, 1998) to April 30, 2001
                          (unaudited)...........................................................................3

                        STATEMENTS OF CASH FLOWS
                          For the years ended July 31, 1999 and 2000, the nine months ended
                          April 30, 2001 (unaudited), the period from inception (February 9,
                          1998) to July 31, 2000, and the period from inception (February 9,
                          1998) to April 30, 2001 (unaudited)...................................................4

                        NOTES TO FINANCIAL STATEMENTS...........................................................5


                        VENTURE FINANCE SOFTWARE CORP.
                        (A DEVELOPMENT-STAGE COMPANY WHICH BECAME A WHOLLY-OWNED SUBSIDIARY OF INTUIT INC. ON AUGUST 30, 2000)


                        BALANCE SHEETS
                        AS OF JULY 31, 1999 AND 2000 AND APRIL 30, 2001 (UNAUDITED)




                                                                                 JULY 31,                APRIL 30,
                                                                      ------------------------------       2001
                                                                           1999            2000         (UNAUDITED)
                                                                      --------------  --------------  --------------
                        ASSETS

                        CURRENT ASSETS:

                           Cash and cash equivalents                  $    6,924,816  $   15,415,421  $       24,735

                           Prepaid expenses and other                        313,008          15,192         128,607
                                                                      --------------  --------------  --------------
                        Total current assets                               7,237,824      15,430,613         153,342

                        PROPERTY AND EQUIPMENT, NET                               --              --         276,948

                        INTANGIBLE ASSETS, NET                             1,323,057         601,400          60,150
                                                                      --------------  --------------  --------------
                                                                      $    8,560,881  $   16,032,013  $      490,440
                                                                      ==============  ==============  ==============

                        LIABILITIES AND STOCKHOLDERS' EQUITY

                        CURRENT LIABILITIES:

                           Accounts payable to Intuit Inc.            $    7,061,688  $    6,943,185  $   11,409,847

                           Accrued expenses                                       --       1,500,000              --
                                                                      --------------  --------------  --------------
                        Total current liabilities                          7,061,688       8,443,185      11,409,847
                                                                      --------------  --------------  --------------

                        COMMITMENTS AND CONTINGENCIES (NOTE 6)

                        STOCKHOLDERS' EQUITY (DEFICIT):

                           Class A Common Stock, $0.01 par value,
                           2,000,000 shares authorized, 880,000,
                           880,000 and 970,000 shares issued and
                           outstanding                                         8,800           8,800           9,700

                           Class B Common Stock, $0.01 par value,
                           2,000,000 shares authorized, 1,020,000,
                           1,020,000 and 1,020,000 shares issued
                           and outstanding                                    10,200          10,200          10,200

                           Additional paid-in capital                     41,825,000      78,687,349      78,206,904

                           Deficit accumulated during
                           development-stage                             (40,344,807)    (71,117,521)    (89,146,211)
                                                                      --------------  --------------  --------------
                        Total stockholders' equity (deficit)               1,499,193       7,588,828     (10,919,407)
                                                                      --------------  --------------  --------------
                                                                      $    8,560,881  $   16,032,013  $      490,440
                                                                      ==============  ==============  ==============









                        The accompanying notes are an integral part of these financial statements.

                        VENTURE FINANCE SOFTWARE CORP.
                        (A DEVELOPMENT-STAGE COMPANY WHICH BECAME A WHOLLY-OWNED SUBSIDIARY OF INTUIT INC. ON AUGUST 30, 2000)


                        STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED JULY 31, 1999 AND 2000, THE NINE MONTHS ENDED APRIL 30, 2001 (UNAUDITED), THE PERIOD FROM INCEPTION (FEBRUARY 9, 1998) TO JULY 31, 2000, AND THE PERIOD FROM INCEPTION (FEBRUARY 9, 1998) TO APRIL 30, 2001 (UNAUDITED)




                                                                                           FOR THE PERIOD     FOR THE
                                                                                                FROM        PERIOD FROM
                                                                              FOR THE        INCEPTION       INCEPTION
                                                FOR THE YEARS ENDED             NINE        (FEBRUARY 9,    (FEBRUARY 9,
                                                      JULY 31,              MONTHS ENDED      1998) TO        1998) TO
                                           ------------------------------     APRIL 30,       JULY 31,       APRIL 30,
                                                1999            2000            2001            2000           2001
                                           --------------  --------------  --------------  --------------  --------------
                                                                            (unaudited)                     (unaudited)
REVENUES:                                  $           --  $        7,285  $       21,437  $        7,285  $       28,722

OPERATING EXPENSES:

   Cost of services                             1,452,242       4,615,049       3,196,651       6,067,291       9,263,942

   Development                                 10,257,194      11,463,494       6,985,255      26,047,236      33,032,491

   Selling, general and administrative          4,313,623      15,546,378       7,947,996      21,013,498      28,961,494

   Impairment of acquired intangibles
   (see Note 4)                                        --              --              --      19,835,200      19,835,200
                                           --------------  --------------  --------------  --------------  --------------
Total operating expenses                       16,023,059      31,624,921      18,129,902      72,963,225      91,093,127
                                           --------------  --------------  --------------  --------------  --------------
Operating loss                                (16,023,059)    (31,617,636)    (18,108,465)    (72,955,940)    (91,064,405)

INTEREST INCOME                                   689,703         844,922          79,775       1,838,419       1,918,194
                                           --------------  --------------  --------------  --------------  --------------
NET LOSS                                   $  (15,333,356) $  (30,772,714) $  (18,028,690) $  (71,117,521) $  (89,146,211)
                                           ==============  ==============  ==============  ==============  ==============
Basic and diluted net loss per common
share                                      $        (8.07) $       (16.20) $        (9.11)
                                           ==============  ==============  ==============
Weighted average shares used in
computing net loss per share                    1,900,000       1,900,000       1,980,000
                                           ==============  ==============  ==============









                        The accompanying notes are an integral part of these financial statements.

VENTURE FINANCE SOFTWARE CORP.
(A DEVELOPMENT-STAGE COMPANY WHICH BECAME A WHOLLY-OWNED
SUBSIDIARY OF INTUIT INC. ON AUGUST 30, 2000)


STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (FEBRUARY 9, 1998) TO APRIL 30, 2001 (UNAUDITED)

                                                                                        COMMON STOCK
                                                                  ------------------------------------------------------
                                                                          CLASS A                       CLASS B
                                                                  ------------------------      ------------------------
                                                                    SHARES       AMOUNT           SHARES        AMOUNT
                                                                  ---------    -----------      ----------    ----------
BALANCE, FEBRUARY 9, 1998 (INCEPTION)                                    --    $        --              --    $       --
   Issuance of Common stock, net                                    880,000          8,800       1,020,000        10,200
   Net loss                                                              --             --              --            --
                                                                  ---------    -----------      ----------    ----------
BALANCE, JULY 31, 1998                                              880,000          8,800       1,020,000        10,200
   Net loss                                                              --             --              --            --
                                                                  ---------    -----------      ----------    ----------
BALANCE, JULY 31, 1999                                              880,000          8,800       1,020,000        10,200
   Additional capital contributions (see Note 4)                         --             --              --            --
   Stock-based compensation expense                                      --             --              --            --
   Net loss                                                              --             --              --            --
                                                                  ---------    -----------      ----------    ----------
BALANCE, JULY 31, 2000                                              880,000          8,800       1,020,000        10,200
   Exercise of stock option and reversal of excess
   stock-based compensation expense (unaudited)                      90,000            900              --            --
   Net loss (unaudited)                                                  --             --              --            --
                                                                  ---------    -----------      ----------    ----------
BALANCE, APRIL 30, 2001 (UNAUDITED)                                 970,000    $     9,700       1,020,000    $   10,200
                                                                  =========    ===========      ==========    ==========




                                                                             DEFICIT
                                                                           ACCUMULATED
                                                            ADDITIONAL      DURING THE
                                                              PAID-IN       DEVELOPMENT
                                                              CAPITAL          STAGE            TOTAL
                                                           ------------   -------------    -------------
BALANCE, FEBRUARY 9, 1998 (INCEPTION)                      $         --   $          --    $          --
   Issuance of Common stock, net                             41,825,000              --       41,844,000
   Net loss                                                          --     (25,011,451)     (25,011,451)
                                                           ------------   -------------    -------------
BALANCE, JULY 31, 1998                                       41,825,000     (25,011,451)      16,832,549
   Net loss                                                          --     (15,333,356)     (15,333,356)
                                                           ------------   -------------    -------------
BALANCE, JULY 31, 1999                                       41,825,000     (40,344,807)       1,499,193
   Additional capital contributions (see Note 4)             31,500,004              --       31,500,004
   Stock-based compensation expense                           5,362,345              --        5,362,345
   Net loss                                                          --     (30,772,714)     (30,772,714)
                                                           ------------   -------------    -------------
BALANCE, JULY 31, 2000                                       78,687,349     (71,117,521)       7,588,828
   Exercise of stock option and reversal of excess
   stock-based compensation expense (unaudited)                (480,445)             --         (479,545)
   Net loss (unaudited)                                              --     (18,028,690)     (18,028,690)
                                                           ------------   -------------    -------------
BALANCE, APRIL 30, 2001 (UNAUDITED)                        $ 78,206,904  $  (89,146,211)   $ (10,919,407)
                                                           ============  ==============    =============

      The accompanying notes are an integral part of these financial statements.
                                           3

                        VENTURE FINANCE SOFTWARE CORP.
                        (A DEVELOPMENT-STAGE COMPANY WHICH BECAME A WHOLLY-OWNED SUBSIDIARY OF INTUIT INC. ON AUGUST 30, 2000)

                        STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED JULY 31, 1999 AND 2000, THE NINE MONTHS ENDED APRIL 30, 2001 (UNAUDITED), THE PERIOD FROM INCEPTION (FEBRUARY 9, 1998) TO JULY 31, 2000, AND THE PERIOD FROM INCEPTION (FEBRUARY 9, 1998) TO APRIL 30, 2001 (UNAUDITED)

                                                                                                   FOR THE          FOR THE
                                                                                                 PERIOD FROM      PERIOD FROM
                                                                                  FOR THE         INCEPTION        INCEPTION
                                                    FOR THE YEARS ENDED            NINE          (FEBRUARY 9,     (FEBRUARY 9,
                                                          JULY 31,              MONTHS ENDED       1998) TO         1998) TO
                                             -------------------------------      APRIL 30,        JULY 31,         APRIL 30,
                                                   1999            2000             2001             2000             2001
                                             --------------   --------------   --------------   -------------    --------------
                                                                                 (unaudited)                       (unaudited)
OPERATING ACTIVITIES:
   Net loss                                  $  (15,333,356)  $  (30,772,714)  $  (18,028,690)  $ (71,117,521)  $  (89,146,211)
   Adjustments to reconcile net loss
   to net cash used in operating
   activities-
     Amortization                                   721,666          721,657          541,250       1,563,600        2,104,850
     Impairment of acquired intangibles                  --               --               --      19,835,200       19,835,200
     Exercise of options and reversal of
     excess stock-based compensation expense             --               --         (479,545)             --         (479,545)
     Recognition of nonemployee stock-based
     compensation expense                                --        5,362,345               --       5,362,345        5,362,345
     Change in assets and liabilities:
       Decrease (increase) in prepaid
       expenses and other                            30,636          297,816         (113,415)        (15,192)        (128,607)
       Increase (decrease) in accrued
       expenses                                          --        1,500,000       (1,500,000)      1,500,000               --
       Increase (decrease) in due to
       Intuit Inc.                               (1,701,230)        (118,503)       4,466,662       6,943,185       11,409,847
                                             --------------   --------------   --------------   -------------   --------------
Net cash used in operating activities           (16,282,284)     (23,009,399)     (15,113,738)    (35,928,383)     (51,042,121)
                                             --------------   --------------   --------------   -------------   --------------

INVESTING ACTIVITIES:
   Purchases of property, plant and
   equipment                                             --               --         (276,948)             --         (276,948)
   Purchase of intangibles                               --               --               --      (2,165,000)      (2,165,000)
                                             --------------   --------------   --------------   -------------   --------------
Net cash used in investing activities                    --               --         (276,948)     (2,165,000)      (2,441,948)
                                             --------------   --------------   --------------   -------------   --------------
FINANCING ACTIVITIES:
   Proceeds from issuance of common
   stock, net                                            --               --               --      22,008,800       22,008,800
   Proceeds from capital contributions                   --       31,500,004               --      31,500,004       31,500,004
                                             --------------   --------------   --------------   -------------   --------------
Net cash provided by financing activities                --       31,500,004               --      53,508,804       53,508,804
                                             --------------   --------------   --------------   -------------   --------------
NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS                                (16,282,284)       8,490,605      (15,390,686)     15,415,421           24,735
CASH AND CASH EQUIVALENTS, BEGINNING
OF PERIOD                                        23,207,100        6,924,816       15,415,421              --               --
                                             --------------   --------------   --------------   -------------   --------------
CASH AND CASH EQUIVALENTS, END OF
PERIOD                                       $    6,924,816   $   15,415,421   $       24,735   $  15,415,421   $       24,735
                                             ==============   ==============   ==============   =============   ==============

      The accompanying notes are an integral part of these financial statements.
                                           4

                        VENTURE FINANCE SOFTWARE CORP.
                        (A DEVELOPMENT-STAGE COMPANY WHICH BECAME A WHOLLY-OWNED SUBSIDIARY OF INTUIT INC. ON AUGUST 30, 2000)


                        NOTES TO FINANCIAL STATEMENTS




                        1. THE COMPANY:

                        BACKGROUND

                        Venture Finance Software Corp. formally known as
                        Web Quicken, Inc., (the Company or VFSC) was incorporated in the state of Delaware on February 9, 1998 and is a development-stage company. The Company was established as a joint venture between Intuit Inc. (Intuit) and other outside investors to develop and deploy server-based personal finance products including WebQuicken. The Company operates in the Internet commerce business segment.

                        In May 1998, Intuit participated in the formation of VFSC by acquiring a 46 percent (excludes the potential dilutive effect of stock options being exercised) nonvoting equity interest and an option (the Option) to purchase all of the other outstanding securities of the Company. In exchange for this equity interest, Intuit granted VFSC a license of certain technology and intellectual property rights and agreed with VFSC not to compete in certain areas of server-based personal finance for a period of ten years. From May 1998 through August 2000, the Company received gross proceeds of approximately $54.5 million in funding from several other outside investors.

                        The Company entered into an Operating Agreement (the Operating Agreement) with Intuit under which Intuit provides certain administrative services to the Company in consideration of a management fee. The management fee is based on 10 percent of the expenditures managed by Intuit on behalf of the Company and $1,000 per month per number of employees of the Company to cover the use of facilities. The Company incurred management fees of $1,769,290, $2,568,117 and $4,565,498 in the years ended July 31, 1999 and 2000, and for the period from February 9, 1998 (inception) to July 31, 2000, respectively. In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 55, the financial statements of the Company reflect all of the expenses directly related to the activity of the Company as well as the allocation of expenses necessary to reflect the operation of the Company on a standalone basis. In the opinion of the Company's management, the allocation methods used are reasonable. However, such allocations are not necessarily indicative of costs that would have been incurred had the Company operated independent of Intuit.

                        DEVELOPMENT-STAGE RISKS AND LIQUIDITY

                        Since its inception on February 9, 1998, the Company has incurred costs to develop its product in anticipation of future growth. Accordingly, the Company has incurred losses since inception and such losses have continued subsequent to July 31, 2000. As of July 31, 2000, the Company had a deficit accumulated during the development-stage of $71,117,521. The early development nature of the Company's activities and the anticipation of future growth is such that significant inherent risks exist in the Company's operations. Completing the future growth strategy will require funds greater than the Company currently has available. There is no assurance that additional equity financing will be available to the Company as needed.

                        SUBSEQUENT EVENTS (UNAUDITED)

                        On August 30, 2000, Intuit exercised its Option and purchased all of the outstanding securities of the Company that were not already owned by Intuit for approximately $115 million in cash. As a result, the Company became a wholly owned subsidiary of Intuit.

                        On May 15, 2001, Princeton eCom Corporation purchased Quicken Bill Manager from Intuit through the purchase of certain technologies from Intuit and all of the outstanding shares of the Company. Intuit will receive, at Princeton eCom's election in February 2002, either an equity stake in Princeton eCom equivalent to approximately 20 percent of the Company's outstanding shares measured after the transaction closes or cash. The cash payment may be in the form of a single payment in February 2002 equal to the value of the equity stake at that time or in four annual installments, each in the amount of the value of one-fourth of the equity stake at the time the payment is made.

                        2. SUMMARY OF ACCOUNTING POLICIES:

                        INTERIM FINANCIAL STATEMENTS

                        The financial statements for the nine months ended April 30, 2001 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of April 30, 2001 and the results of its operations for the nine months ended April 30, 2001. The results of operations for the nine months ended April 30, 2001 are not necessarily indicative of the results to be expected for the entire year.

                        MANAGEMENT'S USE OF ESTIMATES

                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

                        CASH AND CASH EQUIVALENTS

                        The Company considers all highly liquid investments purchased with an original maturity of ninety days or less to be cash equivalents. As of July 31, 1999 and 2000, cash equivalents consisted of mutual fund investments.

                        PROPERTY AND EQUIPMENT

                        Property and equipment are recorded at cost. Significant additions or improvements are capitalized and expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets.

                        INTANGIBLE ASSETS

                        Intangible assets consist of purchased licensed technology that is amortized using the straight-line method over a useful life of three years.

                        Amortization expense for the years ended July 31, 1999, 2000 and the period from inception (February 9, 1998) to July 31, 2000, was $721,666, $721,657 and $1,563,000,
                        respectively.

                        COST OF SERVICES

                        Cost of services consist of internal salaries and benefits and consulting fees related to the fulfillment of the Company's products.

                        DEVELOPMENT

                        Development costs are charged to expense as incurred. Statement of Financial Accounting Standards (SFAS)
                        No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," requires the capitalization of development costs incurred upon achieving technological feasibility until such product is ready for sale. The Company determines technological feasibility to occur when beta testing with existing clients begins. The Company's software product development costs are being charged to expense as incurred until technological feasibility in the form of a working model has been established.

                        INCOME TAXES

                        The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the liability method of accounting for income taxes. Deferred tax assets and liabilities result from temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the enacted tax rates and the laws that are expected to be in effect when the differences reverse.

                        At July 31, 2000, the Company had a net operating loss carryforward for federal income tax purposes of approximately $37.6 million, which begins to expire in 2018. Pursuant to Internal Revenue Code Section 382, the annual utilization of this carryforward will be limited as a result of a change in control of the Company, as defined. As of July 31, 2000, the Company had net deferred tax assets of approximately $13.7 million which primarily relate to the net operating loss carryforward. The Company has recorded a valuation allowance for the net deferred tax asset as management has concluded that the net deferred tax asset did not meet the recognition criteria under SFAS No. 109.

                        As discussed in Note 1, Intuit acquired 100 percent of the outstanding Common stock of VFSC on August 30, 2000. Prior to August 30, 2000, VSFC was not part of a consolidated tax group. Effective August 30, 2000, VFSC became a part of the Intuit consolidated tax group. Additionally, on May 15, 2001, VFSC was acquired by Princeton eCom Corporation. Upon acquisition, VFSC then became a part of the Princeton eCom consolidated group. In addition to the yearly limitation regarding the annual utilization of VFSC's loss carryforwards pursuant to Internal Revenue Code Section 382 (discussed above), the income tax regulations may preclude Princeton eCom from inheriting any of those net operating losses to the extent those losses could have been utilized by Intuit as part of its consolidated tax return.

                        STOCK-BASED COMPENSATION

                        The Company accounts for stock-based compensation to nonemployees using the fair value method in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation" and Emerging Issues Task Force (EITF) 96-18.

                        IMPAIRMENT OF LONG-LIVED ASSETS

                        In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets, which include property and equipment and intangibles, by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, then management measures the amount of such impairment by comparing the carrying value of the assets to the present value of the expected future cash flows associated with the use of the asset. Management believes the future cash flows to be received from the long-lived assets will exceed the asset's carrying value, and accordingly the Company has not recognized any impairment losses through July 31, 2000, except as discussed in Note 4.

                        NET LOSS PER COMMON SHARE

                        The Company has presented net loss per share pursuant to SFAS No. 128, "Earnings per Share," and the Securities and Exchange Commission Staff Accounting Bulletin No.
                        98. Basic loss per share was computed by dividing net loss by the weighted average number of shares of Common stock outstanding during the period. Diluted loss per share has not been presented, since the impact on loss per share using the treasury stock method is antidilutive due to the Company's losses.

                        NEW ACCOUNTING PRONOUNCEMENTS

                        In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133, as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of Effective Date of FASB Statement No. 133 - an amendment of FASB Statement No. 133," which had to be adopted by the Company on August 1, 2001, provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The Company does not currently hold derivative instruments or engage in hedging activities, and accordingly, the adoption of this pronouncement did not have any impact on the Company's financial position or results of operations.

                        3. RELATED-PARTY TRANSACTIONS:

                        TRANSACTIONS WITH INTUIT

                        As of July 31, 2000, Intuit owned 46 percent of the outstanding common stock shares. Since incorporation, Intuit has advanced to the Company interest-free funds for operating requirements (including pass-through payroll costs for Intuit employees sub-contracted to the Company) and for purchases of licensed technology. These expense allocations and the funds advanced are recorded as a payable to Intuit in the financial statements of the Company. No interest expense has been charged on the balance payable to Intuit.

                        The components of the payable are as follows:

                                                                                   JULY 31
                                                                       -------------------------------
                                                                            1999            2000
                                                                       --------------  ---------------
                        Licensed technology and intellectual
                        property rights purchased from third
                        parties and paid for by Intuit                 $    2,165,000  $    2,165,000

                        Expenses managed by Intuit                         20,204,815      43,112,712

                        Management fee                                      1,769,290       2,568,117

                        Cash paid to Intuit                               (17,077,417)    (40,902,644)
                                                                       --------------  --------------
                        Balance at year-end                            $    7,061,688  $    6,943,185
                                                                       ==============  ==============

                        In connection with the sale of common stock to Intuit on May 4, 1998, the Company entered into the Operating Agreement (see Note 1), a Common Stock Purchase Agreement (the Common Stock Purchase Agreement), a Purchase Option and Reorganization Agreement (the Option Agreement), and an Assignment and License Agreement with Intuit (the Assignment and License Agreement).

                        In connection with the Common Stock Purchase Agreement, the Company sold Intuit 880,000 shares of Class A common stock for $8,800 and the license and transfer of certain intellectual property owned by Intuit pursuant to the Assignment and License Agreement.

                        The Option Agreement granted Intuit the right and option to acquire all of the outstanding stock and other securities of the Company not already owned by Intuit. The Option could be exercised through the consummation of a merger or a direct purchase of the shares in the period beginning on the second anniversary date and ending on the earlier of the fourth anniversary of the Option Agreement or termination of the Option Agreement. In August 2000, the Company exercised the Option pursuant to the direct purchase method (see Note 1).

                        The Assignment and License Agreement granted the Company exclusive, royalty-free licenses to use the WebQuicken name and mark, and to reproduce, market, distribute and sublicense specific Intuit software as defined in the Assignment and License Agreement. Additionally, Intuit granted the Company an exclusive right to provide WebQuicken services to customers via Quicken.com for a period of ten years and agreed not to compete with the Company in Web-based personal finance tracking and transacting tools for a period of ten years. The Assignment and License Agreement term was to remain in effect until the termination of the Purchase and Option Agreement (see Note 4).

                        OTHER RELATED PARTIES

                        Other shareholders of the Company included venture capital funds managed by a director of Intuit. These funds received approximately $2.4 million from Intuit for their common shares of the Company sold in conjunction with the exercise of the Option in August 2000. The aggregate original purchase price for the shares held by the funds was $1.2 million.

                        4. STOCKHOLDERS' EQUITY:

                        COMMON STOCK AND CAPITAL CONTRIBUTIONS

                        The Company had 4,000,000 authorized shares of common stock, consisting of 2,000,000 shares designated as Class A common stock (Class A) of which 880,000 shares were issued and outstanding at July 31, 1999 and 2000 and 2,000,000 shares designated as Class B (Class B) common stock of which 1,020,000 shares were issued and outstanding at July 31, 1999 and 2000. Class A and B shares are identical in all rights except that Class A shares are not entitled to vote with respect to the election of directors. The Class A shares were issued and reserved as follows: 880,000 shares issued to Intuit and 100,000 shares reserved for the Company's Chief Executive Officer, as incentive compensation in the form of stock options vesting over a period of four years. The Class B shares were issued to other outside investors.

                        The Company has reserved from the authorized but unissued shares of Class B common stock, the full number of shares of such Class B common stock that may be issued upon conversion of all the shares of issued and reserved Class A common stock. The number of reserved Class B shares at July 31, 1999 and 2000 were 880,000 at each such date.

                        Intuit purchased 880,000 shares of Class A in May 1998 for $8,800 and the license and transfer of certain intellectual property in accordance with the Assignment and License Agreement. The fair value of the intellectual property was determined to be $19,835,200. The Company has accounted for the acquisition of the intellectual property as an immediate impairment of the intangibles acquired because, at the date of the transaction, the rights acquired by the Company related solely to the successful development of WebQuicken. WebQuicken had not met technological feasibility and there existed significant amount of uncertainty as to the Company's ability to complete the development of WebQuicken. In addition, the acquired intangibles did not have an alternative future use.

                        Several other investors entered into the Common Stock Purchase agreement for the purchase of 1,020,000 shares of Class B for $22.55 per share. The Company incurred costs in connection with the common stock issuance of $1,000,000. Pursuant to the Common Stock Purchase Agreement, the Class B investors were to contribute additional funds upon the achievement of two individual milestones as defined in the agreement. Capital contributions of $11,500,000 were made in August 1999 upon achievement of the first milestone. The second milestone was never achieved. The Class B investors subsequently agreed through an amendment to the Common Stock Purchase Agreement and to contribute an additional $20,000,004 in February 2000.

                        5. NONQUALIFIED STOCK OPTIONS AGREEMENT:

                        On May 4, 1998, the Company granted a nonqualified option to purchase up to a maximum of 100,000 shares of Class A common stock at an exercise price of $15 per share, to an officer. Initially the option was exercisable upon the earlier of May 4, 2002 or the time and date immediately prior to the closing of the exercise of the purchase option. The number of options that vested was subject to a formula. The option vested with respect to the number of shares that is equal to the percentage obtained by multiplying the value quotient

                        (value quotient) by .25. Accordingly, since the number of shares exercisable was not known at the issue date, the stock option issuance was accounted for in accordance with variable plan accounting. In December 1999, the Company amended the option agreement. Per the amendment, the options are to vest 3.33 percent every month beginning June 4, 1998, provided that the officer continued to serve as a Director of the Company (the option is a nonemployee option as the officer was an employee of Intuit by common law definition.) In accordance with SFAS No. 123, EITF 96-18, the Company recorded compensation expense of $5.4 million in the year ended July 31,2000 based on the graded vesting schedule as there was no measurement date for the option until December 1999. The fair value of the option was estimated at $54.25 as of July 31, 2000 using the Black-Scholes option pricing model with the following assumptions: dividend yield of zero, volatility of 80 percent, risk-free interest rate of 6.07 and an expected life of ten years.

                        At July 31, 1999 and 2000, the total number of options granted is 100,000. No options were vested, exercised or canceled in either period. There were no options exercised or canceled in either period and, therefore, the total number of options outstanding at July 31, 1999 and 2000 is 100,000. There were no options vested as of July 31, 1999 and 86,667 options vested as of July 31, 2000. The remaining contractual life at July 31, 1999 and 2000 was 8.75 and 7.75 years, respectively.

                        In August 2000, an officer exercised 90,000 shares in connection with Intuit's purchase of the Company's shares. In connection with his exercise, the Company recorded a reversal of the excess stock-based compensation expense as the number of shares vested at August 30, 2000 were less than the number of shares vested used in the calculation of compensation expense for the year ended July 31, 2000. Pursuant to the Purchase Option Agreement, the officer was to be paid a defined amount of cash for his vested shares by Intuit.

                        6. COMMITMENTS AND CONTINGENCIES:

                        In November 1999, Intuit entered into a five-year services agreement (Services Agreement) with a significant internet portal company. Intuit and the Company subsequently entered into a Services Agreement whereby Intuit assigned the Company the performance obligations under the Services Agreement and the Company agreed to reimburse Intuit for the guaranteed payments made by Intuit under the Services Agreement.

                        In accordance with the Services Agreement, the internet portal company will establish a comprehensive electronic bill payment and presentment service through their network for their customers and Intuit will be responsible for developing the billing service for the network. Additionally, the internet portal company will provide Intuit with promotions and impressions as defined in the agreement and the agreement provides for the sharing of certain revenues. Intuit will pay the internet portal company guaranteed payments as follows:

                        $3,000,000      upon execution of Services Agreement,
                        $3,000,000      upon partial rollout, as defined,
                        $3,000,000      upon launch date, as defined,
                        and $3,000,000, every six months after launch date for seven periods.

                        The Company is recording the payments as prepaid expenses and is recognizing marketing expense based on a straight-line amortization schedule of the guaranteed payments. The Company recognized marketing expense in the amount of $4,500,000, $4,500,000, $4,500,000 and
                        $9,000,000 for the year ended July 31, 2000, the period from inception (February 9, 1998) to July 31, 2000, the nine months ended April 30, 2001 and the period from inception (February 9, 1998) to April 30, 2001, respectively.